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                                                                     Exhibit 4.3

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
[CANADIAN FLAG LOGO] INDUSTRY CANADA                                   INDUSTRIE CANADA

CERTIFICATE                                                            CERTIFICAT
OF AMENDMENT                                                           DE MODIFICATION

CANADA BUSINESS                                                        LOI CANADIENNE SUR
CORPORATIONS ACT                                                       LES SOCIETES PAR ACTIONS

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                COMINCO FERTILIZERS LTD.
                FERTILISANTS COMINCO LTEE                                                 288081-4
----------------------------------------------------------            -----------------------------------------------------------
Name of corporation - Denomination de la societe                      Corporation number - Numero de la societe

I hereby certify that the articles of the above-named                 Je certifie que les statuts de la societe susmentionnee
corporation were amended                                              ont ete modifies:

(a)   under section 13 of the Canada Business                 [ ]     a)   en vertu de l'article 13 de la Loi canadienne sur
      Corporations Act in accordance with the attached                     les societes par actions, conformement a l'avis
      notice;                                                              ci-joint;

(b)   under section 27 of the Canada Business                 [ ]     b)   en vertu de l'article 27 de la Loi canadienne sur
      Corporations Act as set out in the attached                          les societes par actions, tel qu'il est indique dans
      articles of amendment designating a series of                        les clauses modificatrices ci-jointes designant une
      shares;                                                              serie d'actions;

(c)   under section 179 of the Canada Business                [X]     c)   en vertu de l'article 179 de la Loi canadienne sur
      Corporations Act as set out in the attached                          les societes par actions, tel qu'il est indique dans
      articles of amendment;                                               les clauses modificatrices ci-jointes;

(d)   under section 191 of the Canada Business                [ ]     d)   en vertu de l'article 191 de la Loi canadienne sur
      Corporations Act as set out in the attached                          les societes par actions, tel qu'il est indique dans
      articles of reorganization;                                          les clauses de reorganisation ci-jointes;

(e)   under section 192 of the Canada Business                [ ]     e)   en vertu de l'article 192 de la Loi canadienne sur
      Corporations Act as set out in the attached                          les societes par actions, tel qu'il est indique dans
      articles of arrangement.                                             les clauses d'arrangement ci-jointes.

                    /s/ [SIGNATURE]                                            DECEMBER 22, 1994 / LE 22 DECEMBRE 1994
                  Director - Directeur                                         Date of Amendment - Date de modification



[GOVERNMENT OF CANADA LOGO]
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
                                              CANADA BUSINESS CORPORATIONS ACT                                         FORM 4
CONSUMER AND                                         (SECTION 27 OR 177)                                ARTICLES OF AMENDMENT
CORPORATE AFFAIRS CANADA
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1. NAME OF CORPORATION:                                                                 2. CORPORATION NO.:

COMINCO FERTILIZERS LTD.                                                                288081-4
FERTILISANTS COMINCO LTEE

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3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

   The Articles of the Corporation are hereby amended by designating 2,000,000 of the Corporation's preferred shares issuable in series as the Class C preferred shares, with the rights, privileges, restrictions and conditions set out in Schedule "A" hereto.

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DATE                       SIGNATURE                                             TITLE

December 21, 1994          /s/ [SIGNATURE]                                       CORPORATE SECRETARY
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                                                                                 FOR DEPARTMENTAL USE ONLY
                                                                                 FILED
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                                  SCHEDULE "A"

                    DESCRIPTION OF SERIES C PREFERRED SHARES

      2,000,000 shares of the Preferred Shares of the Corporation, having a stated capital on the books of the Corporation of U.S. $26.698309 per share, are hereby constituted as a series of the Preferred Shares of the Corporation designated as "Series C Preferred Shares". Shares of the Series C Preferred Shares shall rank prior to the Corporation's Common Shares with respect to the payment of dividends and upon liquidation. The Series C Preferred Shares shall have the following rights, privileges, preferences, powers, restrictions and specifications.

      1. Dividend Rights. The holders of Series C Preferred Shares shall be entitled to receive, out of funds legally available therefor, cumulative, preferential dividends at the rate of 5-1/2% of U.S. $26.698309 per share, per annum, payable in cash, in currency of the United States of America, quarterly on the first day of each January, April, July, and October of each year when and as declared by the Board of Directors. The record date for determining the holders entitled to receive payment of such dividends shall be fixed in accordance with the Bylaws of the Corporation. Such dividends shall accrue pro rata on each Series C Preferred Share from the date of its original issuance and shall accrue from day-to-day whether or not declared or legally distributable. Such dividends shall be cumulative so that if such dividends accrued in respect of any previous dividend period at the above specified rate shall not have been declared and paid or set apart for payment, then the deficiency shall be declared and paid or set apart for payment, but without interest, before the payment of any dividend on, or the purchase or redemption of, the Common Shares or Preferred Shares of the Corporation or other securities junior to the Series C Preferred Shares.

      2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation or any distribution of its assets among its shareholders for the purpose of winding up the Corporation, whether voluntary or not, the holders of Series C Preferred Shares shall be entitled to receive pro rata an amount equal to U.S. 26.698309 per share plus all accrued and unpaid dividends before any amount shall be paid to holders of Common Shares. After all such liquidation proceeds payable to holders of the Series C Preferred Shares have been paid, the Series C Preferred Shares shall not be entitled to share in any further distribution of the remaining property or assets of the Corporation.

      3. Voting Rights. Except as otherwise expressly provided by law or herein, each holder of the Series C Preferred Shares shall be entitled to one-fifth (1/5th) of one vote for each Series C Preferred Share registered in the name of such holder on the books of the Corporation on the record date for the determination of a shareholders entitled to notice of and to vote at any annual or special meeting of the Corporation, except meetings at which only holders of a specified class or series of shares are entitled to attend and vote as a class or series. Additionally, if at any time (i) the Corporation shall have failed to pay any aggregate accumulative dividends on Series C Preferred Shares on the dates on which the same dividends are to be paid in accordance with the provisions hereof, whether or not those dividends are consecutive and whether or not there are any monies of the Corporation properly applicable to their payment, or (ii) the Corporation shall not have redeemed the Series C Preferred Shares within 45 days after having been requested to do so pursuant to
Section 4.B., below, then the registered holders of the Preferred Shares as a class, including the registered holders of the Series C Preferred Shares, shall have the right to receive notice of and to attend each meeting of the shareholders of the Corporation at which directors are to be elected and that takes place more than 60 days after the date on which the failure first occurs (other than a separate meeting of the holders of another class or series of shares), and the registered holders of the Preferred Shares as a class shall have the right to elect at each of those meetings, voting separately as a class, two directors out of whatever number of directors are to be elected at the meeting, provided that these rights of notice, attendance and election shall not apply at any meeting that takes places after the dividends or required redemptions are no longer in arrears.

      4.    Redemption of Series C Preferred Shares.

      A. Beginning after three years from the date of issuance of the Series C Preferred Shares, and not before, the Corporation at its option may redeem the whole or any part of the Series C Preferred Shares by paying U.S. $26.698309 per share together with all accrued and unpaid dividends thereon (the "Redemption Price") to and including the date fixed for redemption (the "Redemption Date").

      B. Beginning after three years from the date of issuance of the Series C Preferred Shares, and not before, the holder of any Series C Preferred Share shall have the right from time to time by notice to the Corporation to require the Corporation to redeem, on a Redemption Date not less than 30 nor greater than 45 days after the date of such notice, all or any part of the Series C Preferred Shares held by such holder, in currency of the United States of America for a sum equal to the product of (a) the Redemption Price multiplied by
(b) the number of Series C Preferred Shares then covered by such notice (such price and number of shares to be appropriately and equitably adjusted for stock splits, stock dividends, subdivisions or recapitalizations). If on any such Redemption Date the Corporation fails to redeem, because of insolvency provisions or any other provisions of applicable law, all of the Series C Preferred Shares which holders thereof have required be redeemed under this
Section 4.B., then the Corporation shall redeem that number of Series C Preferred Shares which the directors of the Corporation determine that the Corporation is then permitted to redeem, which Series C Preferred Shares shall be selected pro rata from each holder of Series C Preferred Shares requesting that Series C Preferred Shares be redeemed pursuant to this Section 4.B in proportion to the number of Series C Preferred Shares with respect to which all such holders have requested redemption and the Corporation shall issue and deliver to each holder at the expense of the Corporation a new share certificate representing the Series C Preferred Shares not redeemed by the Corporation. The Corporation shall thereafter on each subsequent dividend payment date redeem that number of Series C Preferred Shares for which redemption has been sought as the

                                        2


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directors of the Corporation determine that the Corporation is permitted to redeem as of that dividend payment date and the Corporation shall determine those holders entitled to such redemption in the same manner and issue certificates in the same manner as set forth in the preceding sentence.

      C. The Corporation shall give notice of the redemption of any or all shares of Series C Preferred Shares, whether arising because of Section 4.A. or 4.B., above, by causing a notice of redemption to be mailed not earlier than 25 nor later than 15 days prior to the Redemption Date to the holders of record of the Series C Preferred Shares to be redeemed, addressed to each such holder at the holder's post office address appearing on the records of the Corporation. The notice of redemption shall set forth (a) the number of Series C Preferred Shares to be redeemed, (b) the Redemption Date, (c) the Redemption Price, and
(d) the place at which shareholders may obtain payment of the Redemption Price upon surrender of their share certificates. In case of a partial redemption, such redemption shall be pro rata among the shares of the series being redeemed. On or before the Redemption Date, each holder of Series C Preferred Shares to be redeemed shall surrender the certificate representing such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price on the Redemption Date. If less than all of the shares represented by a surrendered certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

      5. Conversion Rights. At any time and from time to time after the issuance of the Series C Preferred Shares until three years after such issuance, and not thereafter, a holder of Series C Preferred Shares shall have the right to convert all or any part (but not less than 100,000 shares at any one time) of his Series C Preferred Shares into Common Shares of the Corporation on and subject to the terms and conditions set forth in the following paragraphs of this Section 5.

            A. Series C Preferred Shares shall be convertible at the main office of the transfer agent for the Common Shares, in Calgary, Alberta, into Common Shares on the basis (subject to equitable adjustment including as hereinafter provided in this Section 5) of one fully paid-up and nonassessable Common Share for each Series C Preferred Share so converted, which basis (subject to equitable adjustment including as hereinafter provided in this Section 5) is hereinafter sometimes called the "Conversion Rate". Prior to conversion the Corporation shall make payment, or adjust the Conversion Rate accordingly, on account of the dividends accrued and unpaid on the shares of Series C Preferred Shares surrendered for conversion. In case of a call for redemption of any shares of Series C Preferred Shares, the conversion right in respect of such shares shall cease and terminate at the close of business on the date which is two business days prior to the Redemption Date fixed for redemption unless default shall be made in the payment of the Redemption Price. If the last day for the exercise of such conversion right shall be a Saturday or Sunday or shall be a legal holiday in Calgary, Alberta, or shall be any other date on which the offices of the transfer agent in Calgary, Alberta shall not be open for business, then such conversion right may be exercised on the next succeeding day which is not a Saturday or Sunday and which is not a legal holiday in Calgary, Alberta and on which the offices of the transfer agent in Calgary, Alberta are open for business.

                                        3


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            B.    Before any holder of Series C Preferred Shares shall be
entitled to convert such shares into Common Shares, such holder shall (i) surrender the certificate or certificates representing the Series C Preferred Shares to be converted, duly endorsed, at the main office of the Corporation's transfer agent in Calgary, Alberta, (ii) give written notice to the transfer agent at such office that such holder elects to convert Series C Preferred Shares into Common Shares, and (iii) state in such written notice the denominations in which such holder wishes the certificate or certificates for Common Shares to be issued. The Corporation will, as soon as practical thereafter, cause to be issued and delivered to such holder certificates for the number of full Common Shares to which such holder shall be entitled as aforesaid upon such conversion. The Corporation shall not issue fractional Common Shares upon conversion of Series C Preferred Shares or script in lieu thereof, but the number of Common Shares to be received by any holder upon conversion of Series C Preferred Shares shall be rounded upward to the next highest whole number. In calculating any such fractional interest, all Series C Preferred Shares registered in the name of or known by the Corporation to be beneficially held, directly or indirectly, by or on behalf of a single holder of Series C Preferred Shares or the nominee of such holder shall be aggregated. Such conversion shall be deemed to have been made as of the close of business on the date the certificate or certificates representing Series C Preferred Shares to be converted are surrendered and received at such office of such transfer agent (the close of business on such date being herein called the "Conversion Date"), so that the rights of the holders of such Series C Preferred Shares shall cease at such time, and the person or persons entitled to receive the Common Shares upon conversion of such Series C Preferred Shares shall be treated for all purposes as having been the record holder or holders of such Common Shares at such time, and such conversion shall be at the Conversion Rate in effect at such time.

            C. In the event that, while any Series C Preferred Shares shall remain outstanding, the Corporation shall at any time subdivide or combine the outstanding Common Shares, or issue additional Common Shares of the Corporation as a dividend or other distribution on the Common Shares, the Conversion Rate in effect immediately prior to such subdivision, combination, dividend or distribution shall be proportionately adjusted so that, with respect to each such subdivision, dividend or distribution, the number of Common Shares deliverable upon conversion of each Series C Preferred Share shall be increased in proportion to the increase in the number of then outstanding Common Shares resulting from such subdivision, dividend or distribution, and, with respect to each such combination, the number of Common Shares deliverable upon conversion of each Series C Preferred Share shall be decreased in proportion to the decrease in the number of then outstanding Common Shares resulting from such combination. Any such adjustment in the Conversion Rate shall become effective, in the case of any subdivision or combination, at the close of business on the effective date thereof, and, in the case of any such dividend or distribution, at the close of business on the record date fixed for the determination of shareholders entitled thereto or on the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination, as the case may be. Whenever the Conversion Rate shall be adjusted pursuant to this Section 5.C, the Corporation shall, within thirty days after such adjustment becomes effective, file a notice of the Conversion Rate, as adjusted, with such transfer agent.

                  In the event that while any Series C Preferred Shares shall be outstanding, the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares

                                        4


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evidences of its indebtedness, cash (excluding any cash dividends paid in the ordinary course from retained earnings of the Corporation in the same calendar year as the record date for such dividend) other assets or rights or warrants to subscribe for securities of the Corporation (excluding rights or warrants to subscribe for or purchase any securities of the Corporation at a price per share equal to or greater than 95% of the then current market price thereof), then in each such case the Conversion Rate shall be equitably adjusted by the Board of Directors of the Corporation, which adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive any such dividend or distribution. No adjustment shall be made by reason of the issuance of Common Shares or of any securities convertible into Common Shares or any other securities of the Corporation in exchange for the Series C Preferred Shares or cash, property or services equivalent to the fair market value (as determined in the reasonable discretion of the Board of Directors of the Corporation) of such securities so issued.

            D. In the event that, while any Series C Preferred Shares shall be outstanding, the Corporation shall issue rights or warrants to the holders of its Common Shares as a class entitling them to subscribe for or purchase Common Shares or securities convertible into Common Shares, or to subscribe for or purchase any other securities of the Corporation, at a price per share less than 95% of the then current market price thereof, as determined in the same manner as referred to in Section 5.H., below, the Corporation shall, concurrently therewith and for the same consideration, issue to the then holders of Series C Preferred Shares the number of such rights or warrants to which such holders of Series C Preferred Shares would have been entitled if, on the date of determination of shareholders entitled to the rights or warrants being issued by the Corporation, such holders had been the holders of record of the maximum number of Common Shares into which the Series C Preferred Shares could then have been converted.

            E. In the event, while any Series C Preferred Shares shall remain outstanding, there shall be any consolidation, merger or amalgamation of the Corporation with another corporation or a sale to another corporation of all or substantially all of the property of the Corporation (otherwise than for a consideration which, apart from the assumption of liabilities, consists substantially or entirely of cash), or a reclassification of the Common Shares of the Corporation into securities, including other than Common Shares, the holder of each outstanding Series C Preferred Share (or of the shares or other securities received in lieu of such Series C Preferred Shares) shall thereafter have the right to convert such Series C Preferred Shares (or such other shares or securities) into the kind and amount of shares and other securities and property receivable upon such consolidation, merger, amalgamation or reclassification by a holder of the number of Common Shares into which such Series C Preferred Shares could have been converted immediately prior to such consolidation, merger, amalgamation or reclassification. The instruments effecting such consolidation, merger, amalgamation or reclassification and, where appropriate, the articles or certificate of incorporation of the surviving or resulting or purchasing corporation shall provide for such conversion rights and for adjustments which shall be as nearly as equivalent as practical to the adjustments provided for in Section 5.C, and the provisions of this Section 5.E shall similarly apply to successive consolidations, mergers, amalgamations, sales or reclassifications. In case securities or property other than Common Shares shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Shares in this

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Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

            F. The Corporation shall at all times reserve and keep available out of its authorized Common Shares, for the purpose of issue upon conversion of Series C Preferred Shares as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Series C Preferred Shares. Upon issuance of Series C Preferred Shares, the Common Shares will be validly allotted for issuance pursuant to the conversion right of the Series C Preferred Shares and upon any such conversion all Common Shares which shall be so issuable shall, when so issued upon any such conversion, be duly and validly issued and fully paid-up and nonassessable.

            G. The issuance of certificates for Common Shares upon conversion of Series C Preferred Shares shall be made without charge to a converting shareholder for any original issuance tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such name or names as may be directed by, such holder; provided, however, that the Corporation shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series C Preferred Shares converted, and the Corporation shall not be required to issue or deliver such certificates unless and until the person requesting the issuance shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

            H. If at any time beginning one year after the date of issuance of the Series C Preferred Shares and ending three years after the date of such issuance, the closing price, i.e., the last reported sales price regular way on a trading day or in case no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, for the Common Shares of the Corporation for twenty consecutive trading days as reported by the Toronto Stock Exchange shall be at or above Cdn. $50.00, then the Corporation shall have the right, by giving written notice within five days thereafter, to require each holder of Series C Preferred Shares to convert any or all of his Series C Preferred Shares in accordance with the foregoing provisions of this
Section 5. Upon such event and the requisite notice requiring conversion from the Corporation to the holders of record of the Series C Preferred Shares to be converted, addressed to each such holder at the holder's post office address appearing on the records of the Corporation, such holder shall within fifteen days thereafter convert his Series C Preferred Shares in the manner provided in this Section 5.

      6. Upon any redemption or conversion of Series C Preferred Shares, the shares so redeemed or converted shall be cancelled and not subject to further issuance by the Corporation.

                                        6